Exhibit 99.1

345 E. Main St.
Warsaw, IN 46580 www.zimmerbiomet.com

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces Cash Tender Offers for Certain Outstanding Debt Securities

(WARSAW, IN) November 15, 2021—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) (the “Company”) today announced the commencement of tender offers (collectively, the “Tender Offers” and each a “Tender Offer”) to purchase for cash (i) any and all of its 3.700% Senior Notes due 2023 (the “Any and All Notes”) and (ii) up to $1.5 billion aggregate purchase price (excluding accrued and unpaid interest up to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) (the “Aggregate Maximum Purchase Price”) of its 3.550% Senior Notes due 2025, 3.550% Senior Notes due 2030, 4.450% Senior Notes due 2045, 3.050% Senior Notes due 2026, 4.250% Senior Notes due 2035 and 5.750% Senior Notes due 2039, subject to the tender caps, as applicable, and the acceptance priority levels noted in the second table below and proration procedures, as applicable (collectively, the “Maximum Tender Offer Notes,” and together with the Any and All Notes, the “Securities”). The purpose of the Tender Offers is to reduce the principal amount of the Company’s outstanding debt securities. Securities purchased in the Tender Offers will be retired and cancelled.

Any and All of the Any and All Notes Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Payment (1)(2)
3.700% Senior Notes due 2023*	98956PAQ5	$300,000,000	1.375% UST due 2/15/2023	PX4	20	$30.00

Up to the Aggregate Maximum Purchase Price(3)

for the Outstanding Maximum Tender Offer Notes in the Priority Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (4)	Acceptance Priority Level	U.S. Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Payment (1)(2)
3.550% Senior Notes due 2025*	98956PAF9	$2,000,000,000	N/A	1	1.125% UST due 10/31/2026	PX1	0	$30.00
3.550% Senior Notes due 2030*	98956PAT9	$900,000,000	N/A	2	1.375% UST due 11/15/2031	PX1	65	$30.00
4.450% Senior Notes due 2045*	98956PAH5	$395,424,000	$75,000,000	3	2.000% UST due 08/15/2051	PX1	105	$30.00
3.050% Senior Notes due 2026*	98956PAS1	$600,000,000	$75,000,000	4	0.375% UST due 11/30/2025	PX6	40	$30.00
4.250% Senior Notes due 2035*	98956PAG7	$253,417,000	N/A	5	1.375% UST due 11/15/2031	PX1	135	$30.00
5.750% Senior Notes due 2039	98956PAB8	$317,773,000	N/A	6	1.750% UST due 08/15/2041	PX1	105	$30.00

(1) Per $1,000 principal amount.

(2) The Total Consideration (as defined below) for Securities validly tendered prior to the applicable Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable fixed spread and is inclusive of the applicable Early Tender Payment (as defined below and as set forth in the tables above).

(3) All references to the aggregate purchase price for the Maximum Tender Offer Notes include the applicable Total Consideration or Tender Offer Consideration (as defined below) and exclude applicable accrued interest and fees and expenses related to the Tender Offers. The Company will purchase an aggregate principal amount of Maximum Tender Offer Notes having an aggregate purchase price up to the Aggregate Maximum Purchase Price and subject to the Tender Caps (as set forth in the second table above), as applicable, the Acceptance Priority Level (as set forth in the second table above) and proration procedures as described in the Offer to Purchase (as defined below). The Company reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Purchase Price at any time, including on or after the Price Determination Date (as defined below), subject to applicable law, which could result in the Company purchasing Maximum Tender Offer Notes having a greater aggregate purchase price in the Maximum Tender Offers (as defined below) than the Aggregate Maximum Purchase Price.

(4) Each Tender Cap (as defined below) represents the combined maximum aggregate principal amount of such series of Maximum Tender Offer Notes that will be purchased pursuant to a Maximum Tender Offer. The Company reserves the right, but is under no obligation, to increase, decrease or eliminate any Tender Cap at any time, including on or after the Price Determination Date, subject to applicable law, which could result in the Company purchasing an aggregate principal amount of the Maximum Tender Offer Notes at Acceptance Priority Levels 3 and 4 in excess of the applicable Tender Cap.

* Denotes a series of Securities for which the Total Consideration and the Tender Offer Consideration will be determined taking into account the par call date, instead of the maturity date, of such Securities in accordance with standard market practice.

The Tender Offers are being made upon, and are subject to, the terms and conditions, including a financing condition, set forth in the Offer to Purchase dated November 15, 2021 (the “Offer to Purchase”). The Tender Offers will expire at 11:59 p.m. New York City time, on December 13, 2021, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on November 29, 2021, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in each Tender Offer for Securities that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Securities plus the applicable yield to maturity of the applicable U.S. Treasury Reference Security specified in the tables above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on November 29, 2021 (the “Early Tender Date”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender payment as set forth in the tables above and in the Offer to Purchase (the “Early Tender Payment”). Holders of Securities who validly tender their Securities after the Early Tender Date but prior to the Expiration Date will only receive the applicable “Tender Offer Consideration,” which is an amount equal to the applicable Total Consideration minus the applicable Early Tender Payment. The Total Consideration will be determined at 10:00 a.m., New York City time, on November 30, 2021 (the “Price Determination Date”), unless extended by the Company.

Payment for Securities purchased will include accrued and unpaid interest from the applicable last interest payment date for the relevant series of Securities up to, but not including, the applicable Settlement Date (as defined below) for such Securities accepted for purchase. The Company may choose to have an early settlement. If so, the settlement date for the Securities that are validly tendered prior to the applicable Early Tender Date is expected to be on or after December 1, 2021, the second business day after the applicable Early Tender Date (the “Early Settlement Date”). The settlement date for the Securities that are validly tendered after the Early Tender Date but prior to the applicable Expiration Date is expected to be December 15, 2021, the second business day after the applicable Expiration Date (the “Final Settlement Date,” and each of the Early Settlement Date and the Final Settlement Date is referred to as a “Settlement Date”). Securities may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to the Aggregate Maximum Purchase Price, all Maximum Tender Offer Notes validly tendered and not validly withdrawn prior to the applicable Early Tender Date will be accepted based on the Tender Caps, as applicable, and the Acceptance Priority Levels noted in the second table above, with 1 being the highest Acceptance Priority Level and 6 being the lowest Acceptance Priority Level and will have priority over Maximum Tender Offer Notes tendered after the applicable Early Tender Date, regardless of the Acceptance Priority Level of the Maximum Tender Offer Notes tendered after the applicable Early Tender Date.

As indicated in the second table above, the Maximum Tender Offer Notes at Acceptance Priority Levels 3 and 4 are also subject to a tender cap (each, a “Tender Cap”). Each Tender Cap represents the combined maximum aggregate principal amount of such series of Maximum Tender Offer Notes that will be purchased pursuant to the applicable Maximum Tender Offer.

Maximum Tender Offer Notes of a series may be subject to proration, as described in the Offer to Purchase, if the aggregate principal amount of the Maximum Tender Offer Notes of such series validly tendered and not validly withdrawn would cause the Aggregate Maximum Purchase Price to be exceeded. Furthermore, if the Tender Offers are fully subscribed as of the Early Tender Date, holders who validly tender Maximum Tender Offer Notes following the Early Tender Date but prior to the Expiration Date will not have any of their Maximum Tender Offer Notes accepted for purchase.

The Company reserves the right, subject to applicable law, to (i) waive any and all conditions, including the financing condition, to any of the Tender Offers; (ii) extend or terminate any of the Tender Offers; (iii) increase or decrease the Aggregate Maximum Purchase Price; (iv) increase, decrease or eliminate any Tender Cap or (v) otherwise amend any of the Tender Offers in any respect.

Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as the lead dealer managers for the Tender Offers (the “Lead Dealer Managers”), Mizuho Securities USA LLC and Morgan Stanley & Co. LLC are acting as the dealer managers (the “Dealer Managers”), and BNP Paribas Securities Corp., BofA Securities, Inc., DNB Markets, Inc., HSBC Securities (USA) Inc., RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. are acting as the co-dealer managers (the “Co-Dealer Managers”). The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King & Co., Inc. by telephone at (212) 269-5550 (for banks and brokers only) or (800) 859-8509 (for all others toll-free) or via email at zbh@dfking.com. Questions regarding the Tender Offers should be directed to Barclays Capital Inc. by telephone at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or via email at us.lm@barclays.com, Citigroup

Global Markets Inc. by telephone at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or via email at ny.liabilitymanagement@citi.com or Goldman Sachs & Co. LLC by telephone at (800) 828-3182 (toll-free) or (212) 902-5962 (collect). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. Zimmer Biomet seamlessly transforms the patient experience through its innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Zimmer Biomet’s legacy continues to come to life today through its progressive culture of evolution and innovation.

For more information about Zimmer Biomet’s product portfolio, its operations in 25+ countries and sales in 100+ countries or about joining its team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the cash tender offers for certain outstanding senior notes of Zimmer Biomet. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.